ALLIANZGI CONVERTIBLE & INCOME FUND

ALLIANZGI CONVERTIBLE & INCOME FUND II

POWER OF ATTORNEY

We, the undersigned Trustees and Officers of AllianzGI Convertible & Income Fund (“NCV”) and AllianzGI Convertible & Income Fund II (“NCZ”, and together with NCV, each a “Trust”), hereby severally constitute and appoint each of Thomas J. Fuccillo, Scott Whisten, Angela Borreggine and Craig Ruckman, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him/her to sign for us, and in our names and in the capacities indicated below, any Registration Statement of each Trust on Form N-2, including but not limited to the Registration Statements filed on or around October 31, 2019, all Pre-Effective Amendments to any such Registration Statement of each Trust, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of each Trust, and generally to do all such things in our names and on our behalves in connection therewith as such attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all related requirements of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Sarah E. Cogan Sarah E. Cogan	Trustee	October 31, 2019

/s/ Deborah A. DeCotis Deborah A. DeCotis	Trustee	October 30, 2019

/s/ F. Ford Drummond F. Ford Drummond	Trustee	October 30, 2019

/s/ Bradford K. Gallagher Bradford K. Gallagher	Trustee	October 30, 2019

/s/ Erick R. Holt Erick R. Holt	Trustee	October 30, 2019

/s/ James A. Jacobson James A. Jacobson	Trustee	October 30, 2019

Hans W. Kertess	Trustee

/s/ James S. MacLeod James S. MacLeod	Trustee	October 31, 2019

/s/ William B. Ogden, IV William B. Ogden, IV	Trustee	October 30, 2019

/s/ Alan Rappaport Alan Rappaport	Trustee	October 31, 2019

/s/ Davey S. Scoon Davey S. Scoon	Trustee	October 30, 2019

/s/ Thomas J. Fuccillo Thomas J. Fuccillo	Trustee, President and Chief Executive Officer	October 30, 2019

/s/ Scott Whisten Scott Whisten	Treasurer and Principal Financial and Accounting Officer	October 30, 2019